SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 14, 1999

                       SYNAPTIC PHARMACEUTICAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                               0-27324 22-285-9704
          (Commission File Number) (I.R.S. Employer Identification No.)

                                215 College Road
                         Paramus, New Jersey 07652-1431
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (201) 261-1331




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Item 5.           Other Events.

         On May 14, 1999, Synaptic Pharmaceutical Corporation issued a press release announcing the termination of its collaboration with Warner-Lambert Company in the field of galanin. A copy of the press release is attached as
Exhibit 99 to this Form 8-K and incorporated by reference herein.






Item 7.           Exhibits.

Exhibit No.                                                               Page
-----------                                                               ----
99                Press Release dated May 14, 1999                          4


















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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 17, 1999
                                           SYNAPTIC PHARMACEUTICAL CORPORATION
                                           (Registrant)

                                           By:/s/ Kathleen P. Mullinix
                                              -------------------------------
                                           Name:  Kathleen P. Mullinix
                                           Title: Chairman, President and Chief
                                                   Executive Officer






















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                                                            Exhibit No. 99
                                                            --------------


FOR IMMEDIATE RELEASE            Contact:          Kathleen P. Mullinix, Ph.D.
                                                   Synaptic Pharmaceutical
                                                   (201) 261-1331, ext. 103

                                                   Stacy Lipschitz
                                                   Ruder Finn, Inc.
                                                   (212) 583-2757


                     SYNAPTIC PHARMACEUTICAL'S COLLABORATION
                  WITH WARNER-LAMBERT IN GALANIN RESEARCH ENDS


PARAMUS, NJ, May 14, 1999 -- Synaptic Pharmaceutical Corporation (Nasdaq: SNAP) today announced that its partner in the field of galanin drug discovery, Warner-Lambert Company, has decided not to enter into the second stage of the collaboration which began in July 1997. As a consequence, Warner-Lambert's exclusive license to Synaptic's galanin technology terminated and Warner-Lambert is prohibited for four years from conducting research, development or commercialization of pharmaceutical products that work via the galanin receptors which were the subject of the collaboration. In addition, Synaptic gets back all rights to its proprietary galanin technology and has the right to use all technology created during the first stage of the collaboration.

         Galanin receptors, which are widely distributed in the central nervous system and present in other organs, are believed to be useful drug targets for a variety of therapeutic indications. These include Alzheimer's disease, depression, pain and endocrine disorders, such as diabetes, and obesity. Synaptic has discovered and cloned genes that code for galanin receptor subtypes and has filed patent applications relating to these discoveries.

        "We are disappointed by Warner-Lambert's decision not to proceed to the next stage of the collaboration, but we understand their need to prioritize their research," said Kathleen P. Mullinix, Ph.D., chairman, president and chief executive officer. "Our experience in the first stage of the collaboration has once again demonstrated the value of our cloned receptors and other technology in the design of receptor-specific compounds. In addition, the termination of both the collaboration and Warner-Lambert's exclusive license allows us to explore alternative ways in which our technology can be made more widely available to the pharmaceutical industry. At the same time, we also realize that the combined events of the termination of this program and the upcoming termination of our collaboration with Eli Lilly and Company dictate that we carefully evaluate our operations in order to most effectively utilize our assets and resources."

        Synaptic Pharmaceutical Corporation has developed "human receptor-targeted drug design technology," which involves the use of cloned human receptors as targets for the design of potential drugs. The Company is collaborating with the following two pharmaceutical companies, both of

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which have been granted  licenses in connection with such  collaborations  under certain patent rights and to certain technologies of the company: Eli Lilly and Company for migraine headache, depression, obesity and smoking cessation; and Grunenthal GmbH for the alleviation of pain. Merck and Co., Inc., Novartis Pharma AG and Glaxo Group Limited have also been granted licenses by the Company.

        This press  release  contains  "forward-looking  statements"  within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include any statements relating to the value of the Company's technology and patent estate and any other statements which are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to the inability to license the Company's technology or patent rights to third parties, the uncertainty of patent protection for intellectual property or trade secrets and those risks and uncertainties detailed under the captions "Patents, Proprietary Technology and Trade Secrets" and "Competition" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "1998 Form 10-K"), as well as the risks and uncertainties disclosed under the captions "Early Stage of Product Development; Technological Uncertainty" and "Dependence on Collaborative Partners and Licensees for Development, Regulatory Approvals, Manufacturing, Marketing and Other Resources" as "Cautionary Statements" in the 1998 Form 10-K or detailed from time to time in filings the Company makes with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, it can give no assurance that such expectations will prove to be correct. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


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